UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Entry into a Material Definitive Agreement; and
Section 8 – Other Events

Item 1.01 Entry into a Material Definitive Agreement; and Item 8.01 Other Events.

As previously reported by Pomeroy IT Solutions, Inc. (the “Company”) on a Form 10-K filed with the United States Securities and Exchange Commission on March 20, 2009, the Company entered into an Aircraft Purchase Agreement, dated March 17, 2009, to sell the Company’s aircraft to an unrelated third party (the “Agreement”).  The Company’s sale of the aircraft was completed on April 21, 2009, in accordance with the Agreement.

The Company’s aircraft was leased under an agreement, which was made effective on December 29, 2005, for an initial term of three (3) years, and provided the Company with the option to renew the lease for up to a maximum of  four (4) consecutive one-year renewal terms.  The lease, which was originally scheduled to terminate on December 29, 2008, at the end of the initial three-year term, was renewed for an additional one-year term that commenced on December 30, 2008.   Under the lease, the Company provided the lessor with a residual value guarantee on the aircraft.  The lease also provided the Company with the right and option to terminate the lease prior to the end of its term and purchase the aircraft from lessor.  Therefore, the Company effectively terminated the lease agreement on April 21, 2009, and exercised its right and option to purchase the aircraft from lessor in order to simultaneously close on the sale of the aircraft on April 21, 2009, as contemplated under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: April 24, 2009	By:	/s/ Christopher C. Froman
Christopher C. Froman, President and Chief Executive Officer